UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

Procera Networks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33691	33-0974674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47448 Fremont Boulevard, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously reported in the Current Report on Form 8-K filed by Procera Networks, Inc., a Delaware corporation (“Procera”), with the Securities and Exchange Commission (the “SEC”) on April 22, 2015, as amended by the Current Report on Form 8-K/A filed by Procera with the SEC on May 6, 2015, Procera entered into an Agreement and Plan of Merger, dated as of April 21, 2015 (the “Merger Agreement”), with KDR Holding, Inc., a Delaware corporation (“Parent”), and KDR Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Parent and Purchaser are beneficially owned by affiliates of Francisco Partners IV, L.P. and Francisco Partners IV-A, L.P. (collectively, “Francisco Partners”). In accordance with the terms of the Merger Agreement, on May 6, 2015, Purchaser commenced a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.001 per share, of Procera (the “Shares”), at a price of $11.50 per Share, net to the seller thereof in cash (the “Offer Price”), without interest and subject to deduction for any required withholding of taxes.

The Offer expired at 12:00 a.m. midnight, New York City time, at the end of the day on Thursday, June 4, 2015 (the “Expiration Date”), as scheduled and was not extended. Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), advised Parent and Purchaser that, as of the Expiration Date, a total of 16,529,499 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, which tendered Shares represent approximately 79% of the issued and outstanding Shares. As a result, Purchaser accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date, and payment for such Shares has been made to the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer. The Depositary also advised Parent and Purchaser that it has received Notices of Guaranteed Delivery with respect to 381,637 additional Shares, representing approximately 1.8% of the issued and outstanding Shares.

On June 5, 2015, as a result of the acceptance of the Shares tendered in the Offer, Purchaser acquired a sufficient number of Shares to close the merger of Purchaser with and into Procera (the “Merger”) without the affirmative vote of the stockholders of Procera pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share then issued and outstanding (other than the Shares owned by Procera, Parent or Purchaser, or any of their subsidiaries, or by stockholders who validly exercised and perfected their appraisal rights under Delaware law) was converted into the right to receive the Offer Price, without interest and subject to deduction for any required withholding of taxes. All Shares that were converted into the right to receive the Offer Price were canceled and ceased to exist. Procera was the surviving corporation in the Merger and is now a wholly owned subsidiary of Parent.

In addition, at the Effective Time, (i) each option to purchase Shares, to the extent vested as of the Effective Time (each, a “Vested Company Option”), was canceled and converted into the right to receive an amount in cash equal to the product of (a) the excess, if any, of the Offer Price over the exercise price of such Vested Company Option and (b) the number of Shares that may be acquired upon exercise of such Vested Company Option immediately prior to the Effective Time, without interest and subject to deduction for any required withholding of taxes, and (ii) each restricted stock unit award, to the extent vested as of the Effective Time (but for which Shares had not yet been issued) (each, a “Vested Company RSU”), and each restricted stock award that remained subject to vesting conditions as of the Effective Time (each, an “Unvested Company RSA”), was canceled and converted into the right to receive an amount in cash equal to the product of (y) the excess, if any, of the Offer Price over the purchase price payable for such Vested Company RSU or Unvested Company RSA, if any, and (z) the number of Shares subject to (or deliverable under) such Vested Company RSU or Unvested Company RSA, in each case without interest and subject to deduction for any required withholding of taxes. At the Effective Time, each option to purchase Shares that was unvested as of the Effective Time, each restricted stock unit award that was unvested as of the Effective Time, and each option to purchase Shares with an exercise price at or above the Offer Price, was canceled for no consideration.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K/A filed by Procera with the SEC on May 6, 2015, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note and Items 5.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Procera notified the NASDAQ Stock Market LLC (“NASDAQ”) on June 5, 2015 that each Share (other than the Shares owned by Procera, Parent or Purchaser, or any of their subsidiaries, or by stockholders who validly exercised and perfected their appraisal rights under Delaware law) was automatically converted into the right to receive the Offer Price, without interest and subject to deduction for any required withholding of taxes, and requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934 on Form 25 to delist and deregister Procera’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Procera requested that NASDAQ halt trading of its common stock on NASDAQ on June 5, 2015. Procera also intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Procera’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As described in the Introductory Note of this Current Report on Form 8-K, at the Acceptance Time, Purchaser accepted for payment all Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Date. As a result of the acceptance of such Shares, a change in control of Procera occurred. At the Effective Time, Procera became a wholly owned subsidiary of Parent.

As described above, the Merger was completed on June 5, 2015. The Merger was governed by Section 251(h) of the DGCL, with no stockholder vote required to consummate the Merger. At the Effective Time, each Share then issued and outstanding (other than the Shares owned by Procera, Parent or Purchaser, or any of their subsidiaries, or by stockholders who validly exercised and perfected their appraisal rights under Delaware law) was converted into the right to receive the Offer Price, without interest and subject to deduction for any required withholding of taxes.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $240.5 million, without giving effect to related transaction fees and expenses. The source of such funds was equity contributions from Francisco Partners, cash on hand of Procera and proceeds from debt financing provided by Silicon Valley Bank.

The information contained in the Introductory Note and in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time, Andrew Kowal and Brian Decker, became the directors of Procera at the Effective Time. Additionally, each of Thomas Saponas, James Brear, Scott McClendon, Douglas Miller, Mary Losty, Staffan Hillberg, Alan Lefkof and William Slavin ceased serving as a member of the Board of Directors of Procera at the Effective Time.

In addition, effective as of the Effective Time, Andrew Kowal and Brian Decker, the officers of Purchaser immediately prior to the Effective Time, became the President and Secretary, respectively, of Procera.

Information about Messrs. Kowal and Decker, ages 38 and 32, respectively, is contained in the Offer to Purchase for Cash, dated May 6, 2015, filed by Parent and Purchaser as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on May 6, 2015, as subsequently amended, which information is incorporated herein by reference.

The disclosure contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the Effective Time, Procera’s certificate of incorporation and bylaws were each amended and restated in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On June 5, 2015, Procera and Francisco Partners issued a joint press release announcing the expiration and results of the Offer and the expected consummation of the Merger. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

3.1	Amended and Restated Certificate of Incorporation of Procera Networks, Inc.

3.2	Amended and Restated Bylaws of Procera Networks, Inc.

99.1	Press Release issued by Procera Networks, Inc. and Francisco Partners dated June 5, 2015 (incorporated by reference to Exhibit (a)(5) to the Schedule TO-T/A of KDR Acquisition, Inc. and KDR Holding, Inc. filed with the Securities and Exchange Commission on June 5, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2015	Procera Networks, Inc.

	By:	/s/ James F. Brear
	Name:	James F. Brear
	Title:	Chief Executive Officer

INDEX TO EXHIBITS

Number	Description

3.1	Amended and Restated Certificate of Incorporation of Procera Networks, Inc.

3.2	Amended and Restated Bylaws of Procera Networks, Inc.

99.1	Press Release issued by Procera Networks, Inc. and Francisco Partners dated June 5, 2015 (incorporated herein by reference to Exhibit (a)(5)(G) to Amendment No. 4 to the Schedule 14D-9 of Procera Networks, Inc. filed with the SEC on June 5, 2015).